                                                                     EXHIBIT 4.6

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into as of the 27th day of August, 2003, by and between The Sherwin-Williams Company, an Ohio corporation (the "Corporation"), and The Sherwin-Williams Company Employee Stock Purchase and Savings Plan (the "Buyer"), acting by and through GreatBanc Trust Company, an Illinois corporation (the "Trustee"), not in its individual capacity, but solely in its capacity as trustee of the employee stock ownership plan feature of the Buyer.

                                    RECITALS:

         A. Pursuant to that certain Stock Purchase Agreement dated as of August 27, 2003 (the "Purchase Agreement") between the Corporation and the Buyer, the Buyer has agreed to purchase 350,000 shares of the Corporation's Convertible Participating Serial Preferred Stock, without par value (the "ESOP Shares").

         B. The ESOP Shares are convertible into shares of the Corporation's common stock, $1.00 par value per share (the "Conversion Shares").

         C. Pursuant to the terms of the Purchase Agreement, the Corporation and the Buyer agreed that the Corporation would grant certain registration rights to the Buyer with respect to the Conversion Shares.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the meanings described:

         "1933 Act" means the Securities Act of 1933, as amended.

         "1934 Act" means the Securities Exchange Act of l934, as amended.

         "Buyer" has the meaning set forth in the first paragraph hereof.

         "Closing Date" means the Closing Date as defined in the Purchase Agreement.

         "Commission" means the Securities and Exchange Commission promulgated under the 1933 Act.

         "Conversion Shares" has the meaning set forth in the recitals.

         "Corporation" has the meaning set forth in the first paragraph hereof.

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         "Effective Date" means the date on which the Shelf Registration
Statement is declared effective under the 1933 Act by the Commission.

         "Effectiveness Period" has the meaning specified in Section 2.

         "ESOP Shares" has the meaning set forth in the recitals.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Person" means an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus" means the prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "Purchase Agreement" has the meaning set forth in the recitals.

         "Registrable Securities" means the Conversion Shares; provided, however, that a Conversion Share shall cease to be a Registrable Security when
(i) a Shelf Registration Statement with respect to such Conversion Share shall have been declared effective under the 1933 Act and such share shall have been disposed of pursuant to such Shelf Registration Statement, (ii) such Conversion Share has been sold to the public pursuant to Rule l44 or Rule 144A (or any similar provision then in force) under the 1933 Act, (iii) such Conversion Share is eligible to be sold pursuant to Rule 144(k) or (iv) such Conversion Share shall have ceased to be outstanding after its issuance upon conversion of the ESOP Shares.

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Corporation with this Agreement including, without limitation: (i) all registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws, if any, (iii) all printing expenses, (iv) the fees and disbursements of counsel for the Corporation and of the independent public accountants of the Corporation, (v) the fees and disbursements of counsel for the Buyer, and (vi) fees, costs and expenses incurred in connection with the listing of the Registrable Securities on the New York Stock Exchange. Registration Expenses shall not include selling commissions, discounts or other compensation paid to agents or brokers to effect the sale of Registrable Securities and any other expenses incurred in connection with any registration that are not specified in the immediately preceding sentence.

         "Shelf Registration" means a registration effected pursuant to Section
2.

         "Shelf Registration Statement" means a "shelf" registration statement of the Corporation filed pursuant to and in accordance with the provisions of
Section 2 with respect to the


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Registrable Securities on Form S-3 (or any successor form that permits the incorporation by reference of future filings by the Corporation under the 1934
Act) under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. Any such Shelf Registration Statement shall cover the disposition of all Registrable Securities in one or more block transactions, broker transactions, at-market transactions and in such other manner or manners as may be specified by the Buyer.

         2.       Shelf Registration.

                  2.1      Filing and Effectiveness.  The Corporation shall:

                           (a) As soon as reasonably practicable but in no event
                later than 30 days after the Closing Date (unless such time period is extended by the mutual agreement of the parties), file with the Commission, and thereafter use its reasonable efforts to cause to be declared effective as soon as reasonably practicable but in no event later than 120 days after such filing is made (unless such time period is extended by the mutual agreement of the parties), a Shelf Registration Statement relating to the offer and sale by the Buyer of the Registrable Securities issuable upon conversion of the ESOP Shares, from time to time in accordance with the methods of distribution elected by the Buyer. In the event the Company fails to file the Registration Statement or the Registration Statement is not declared effective within the time periods set forth herein, then the Buyer shall have the right to rescind the purchase of the ESOP Shares under the Purchase Agreement.

                           (b) Subject to the provisions of Section 4, use its
                reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus to be usable by the Buyer for a period of two years from the Closing Date, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities (the "Effectiveness Period").

                           (c) Notwithstanding any other provisions hereof, use
                its reasonable best efforts to ensure that (i) the Shelf Registration Statement and any amendment thereto, at the time each such registration statement or amendment thereto becomes effective, and any Prospectus as of the date thereof forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus, and any supplement to such Prospectus (as amended or supplemented from time to time)(each, as of the date thereof), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to

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                make the statements, in light of the circumstances under which they were made, not misleading; provided that clauses (ii) and
                (iii) of this paragraph shall not apply to any information provided by the Buyer.

         The Corporation further agrees, if necessary, to amend the Shelf Registration Statement or supplement the Prospectus, as required by Section 3(b), and to furnish to the Buyer copies of any such amendment or supplement promptly after its being filed with the Commission.

                2.2 Expenses. The Corporation shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1.

                2.3. Effectiveness. A Shelf Registration Statement will not be deemed to have become effective unless it has been declared effective by the Commission; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to the Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, the Shelf Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to the Shelf Registration Statement may legally resume.

         3. Registration Procedures. The Corporation shall:

                (a) subject to Section 2.1, prepare and file with the Commission the Shelf Registration Statement;

                (b) subject to the limitations contained in Section 4, prepare and file with the Commission such reports under the 1934 Act as may be necessary under applicable law to keep the Shelf Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by the Shelf Registration Statement during the Effectiveness Period;

                (c) (i) furnish to the Buyer, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as the Buyer may reasonably request, including financial statements and schedules and, if the Buyer so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities, and
         (ii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by the Buyer in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                (d) use its reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as the Buyer of Registrable Securities covered by the Registration Statement shall reasonably request by the time the Shelf Registration Statement is declared effective by the Commission, and


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         do any and all other acts and things which may be reasonably necessary or advisable to enablethe Buyer to consummate the disposition in each such jurisdiction of such Registrable Securities owned by the Buyer; provided, however, that the Corporation shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

                  (e) notify promptly the Buyer, and, if requested by the Buyer, confirm such advice in writing promptly (i) when the Shelf Registration Statement has become effective, (ii) of any request by the Commission or any state securities authority for post-effective amendments and supplements to the Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, and (iv) of the happening of any event or the discovery of any facts during the Effectiveness Period which makes any statement made in the Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement or Prospectus in order to make the statements therein not misleading;

                  (f) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement as soon as reasonably practicable;

                  (g) furnish to the Buyer upon request, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

                  (h) upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(iii) and 3(e)(iv), as soon as reasonably practicable after the occurrence of such an event, use its reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified. At such time as such public disclosure is otherwise made or the Corporation determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Corporation agrees promptly to notify the Buyer of such determination and to furnish the Buyer such number of copies of the Prospectus as amended or supplemented, as the Buyer may reasonably request; and

                  (i) make available for inspection by a representative of the Buyer of the Registrable Securities all relevant financial and other records, pertinent corporate documents and properties of the Corporation reasonably requested by any such person,


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         and use reasonable efforts to have the respective officers, directors, employees, and any other agents of the Corporation supply all relevant information reasonably requested by any such representative in connection with the Shelf Registration Statement, in each case, as is customary for similar due diligence investigations.

         The Corporation may (as a condition to the participation of the Buyer in the Shelf Registration Statement) request the Buyer to furnish to the Corporation prior to the 30th day following the Corporation's request for information such information regarding the Buyer and the proposed distribution by the Buyer as the Corporation may from time to time reasonably request in writing.

         The Buyer agrees that, upon receipt of any notice from the Corporation of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(iii) or 3(e)(iv), the Buyer will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until the Buyer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(h), and, if so directed by the Corporation, the Buyer will deliver to the Corporation (at its expense) all copies in the Buyer's possession, other than permanent file copies then in the Buyer's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

         4. Suspensions of Effectiveness. Notwithstanding anything else contained herein, this Agreement shall not prohibit any suspension of the effectiveness of the Shelf Registration Statement (i) to permit the incorporation by reference of the annual audited or, if required by the rules and regulations under the 1933 Act, quarterly unaudited financial information with respect to the Corporation or (ii) other material events or developments with respect to the Corporation that would need to be described in the Shelf Registration Statement or the related prospectus; provided, however, that in no event shall the Corporation be required to disclose the business purpose for such suspension if the Corporation determines in good faith that such business purpose must remain confidential.

         5. Indemnification.

                  5.1 Corporation's Indemnification. The Corporation agrees to indemnify and hold harmless the Buyer, and each Person, if any, who controls the Buyer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing to the contrary notwithstanding, this indemnity provision shall not apply to (i) amounts paid in settlement of any such loss, liability, claim, damage or expense if such settlement is effected without the written consent of the Corporation, and (ii) any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Corporation by the Buyer expressly for


                                       - 6 -

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use in the Shelf Registration Statement (or any amendment thereto) or any
Prospectus (or any amendment or supplement thereto).

                  5.2 Buyer's Indemnification. The Buyer agrees to indemnify and hold harmless the Corporation and each of its respective directors and officers, and each Person, if any, who controls the Corporation, within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5.1, as incurred, but only with respect to any untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to the Buyer furnished to the Corporation by the Buyer expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto). The foregoing to the contrary notwithstanding, this indemnity provision shall not apply to amounts paid in settlement of any such loss, liability, claim, damage or expense if such settlement is effected without the written consent of the Buyer.

                  5.3 Procedure. Each party entitled to indemnification under this Section 5 shall give notice to the party required to provide indemnification promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the indemnifying party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the indemnified party (whose approval shall not be unreasonably withheld), and the indemnified party may participate in such defense at such party's expense, and provided further that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 5 except to the extent that the indemnifying party is materially and adversely affected by such failure to provide notice. The indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such indemnified party, provided, however, that if separate firm(s) of attorneys are required due to a conflict of interest, then the indemnifying party shall be liable for the reasonable fees and expenses of each such separate firm. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         6. Contribution.

                  (a) If the indemnification provided for in Section 5 is unavailable to the indemnified party in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions proved therein), then each indemnifying party, in


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         lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities as between the Corporation on the one hand and the Buyer on the other, in such proportion as is appropriate to reflect the relative fault of the Corporation and of the Buyer in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of the Buyer on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Corporation or by the Buyer and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (b) In no event shall the obligation of any indemnifying party to contribute under this Section 6 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 5 had been available under the circumstances.

                  (c) The Corporation and the Buyer agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, the Buyer shall not be required to contribute any amount in excess of the amount by which the proceeds received by the Buyer from the sale of Registrable Securities pursuant to the Shelf Registration Statement exceeds the amount of any damages that the Buyer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1934 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         7. Miscellaneous.

                  7.1 Authorization and Effect. This Agreement has been duly authorized, executed and delivered by the Corporation and (assuming the due execution and delivery thereof by the Buyer) constitutes the valid and legally binding obligation of the Corporation, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  7.2 Notices. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made by facsimile, or by hand delivery, or by


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overnight delivery service, or by certified mail, return receipt requested, postage prepaid, addressed to the parties at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the parties to each other. Notice shall be considered given as of the earlier of the date of actual receipt, or the date of the facsimile or hand delivery, one calendar day after delivery to an overnight delivery service, or three calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish that notice was given as provided herein. Notwithstanding the aforesaid procedures, any written notice upon any party, in fact received by such party, shall be sufficient notice as of the date so received.

         (a) In the case of the Buyer, to:

                  The Sherwin-Williams Company
                  Employee Stock Purchase and Savings Plan
                  c/o GreatBanc Trust Company
                  45 Rockefeller Plaza, Suite 2055
                  New York, New York 10111-2000
                  Facsimile No.: 212-332-3259
                  Attn: Stephen J. Hartman, Jr.
                        Senior Vice President

                  With a copy to:

                  The Sherwin-Williams Company
                  101 Prospect Avenue, N.W.
                  Cleveland, Ohio 44115
                  Facsimile No. 216-566-2073
                  Attn: Vice President - Human Resources

         (b) In the case of the Corporation to:

                  The Sherwin-Williams Company
                  101 Prospect Avenue
                  Cleveland, Ohio 44115
                  Facsimile No.: 216-566-2984
                  Attn: Vice President and Treasurer

                  With a copy to:

                  The Sherwin-Williams Company
                  101 Prospect Avenue
                  Cleveland, Ohio 44115
                  Facsimile No.: 216-566-2947
                  Attn: Vice President, General Counsel and Secretary


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                  7.3 Further Assurances. The Buyer and the Corporation shall execute and deliver to the other party such further assurances of this Agreement and the matters contemplated by this Agreement promptly from time to time upon the other party's written request.

                  7.4 Public Announcements and Releases. Except to the extent required by applicable law, no disclosure or public announcement of (i) this Agreement, any of the provisions hereof, or any of the transactions contemplated hereby, or (ii) any confidential information concerning the Corporation or the Buyer, shall be made by the Buyer.

                  7.5 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance, regardless of the location of the parties or any Property.

                  7.6 Jurisdiction; Venue; Service. The Buyer irrevocably consents to the non-exclusive personal jurisdiction of the courts of the State of Ohio and, if a basis for federal jurisdiction exists, the non-exclusive jurisdiction of the United States District Court for the Northern District of Ohio. The Buyer agrees that venue shall be proper in any common pleas court of the State of Ohio selected by the Corporation or, if a basis for federal jurisdiction exists, in any Division of the United States District Court for the Northern District of Ohio. The Buyer waives any right to object to the maintenance of any suit or claim in any of the state or federal courts of the State of Ohio on the basis of improper venue or of inconvenience of forum.

                  7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  7.8 Headings; Gender; References. The headings, subheadings and captions in this Agreement and in any appendix, exhibit or schedule hereto are for reference purposes only and are not intended to affect the meaning or interpretation of this Agreement. For purposes of this Agreement, the use of masculine pronouns shall be deemed to include feminine and neuter pronouns, as appropriate. References in this Agreement to sections, subsections, schedules or exhibits are to sections, subsections, schedules or exhibits in or to this Agreement unless otherwise stated.

                  7.9 Entire Agreement; Amendments, etc. This Agreement contains the entire agreement between the parties hereto with respect to their subject matter and supersedes all prior negotiations, discussions, agreements, arrangements and understandings, written or oral, relating to the subject matter of this Agreement. No amendment or modification of, or any waiver of any provision of, this Agreement shall be effective against a party unless set forth in a writing signed by such party.

                  7.10 Successors and Assigns; Assignment; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party shall assign any of its rights or obligations hereunder without the


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prior written consent of the other parties. This Agreement is not intended to, and shall not be construed to, create any rights as a third-party beneficiary or otherwise in favor of any person or entity who is not a party to this Agreement.

                  7.11 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Agreement, and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.

"Corporation"                 THE SHERWIN-WILLIAMS COMPANY


                              By: /S/
                                  ---------------------------------------------
                                  Cynthia D. Brogan
                                  Vice President and Treasurer

"Buyer"                       THE SHERWIN-WILLIAMS COMPANY EMPLOYEE
                              STOCK PURCHASE AND SAVINGS PLAN

                              By: GreatBanc Trust Company, not in its individual
                                  capacity, but solely in its capacity as a
                                  trustee of the employee stock ownership plan
                                  feature of The Sherwin-Williams Company
                                  Employee Stock Purchase and Savings Plan


                                  By: /S/
                                      -----------------------------------------
                                      Stephen J. Hartman, Jr.
                                      Senior Vice President

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